Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Larry Lenig (713) 881-2812

SEITEL FILES REORGANIZATION PLAN

Berkshire Hathaway Inc. To Fund Plan

Previous Involuntary Petitions Dismissed

HOUSTON - July 21, 2003 - Seitel, Inc. (OTC BB: SEIE; TORONTO: OSL) ("Seitel or the "Company") today announced that it filed a joint plan of reorganization (the "Plan") with the Delaware Bankruptcy Court for the Company and 30 of its U.S. based subsidiaries. The Plan is to be financed by Berkshire Hathaway Inc ("Berkshire"). As a result of this funding, if the Plan is confirmed and consummated, Seitel will become a wholly owned subsidiary of Berkshire.

As previously disclosed, Ranch Capital L.L.C. ("Ranch") purchased all $255 million of Seitel's outstanding principal amount of Seitel's senior notes (the "Notes"). Ranch has informed Seitel that all of the Notes have been sold by Ranch to Berkshire. Ranch and Berkshire will continue to work together in reorganizing the Company. Lawrence S. Hershfield, Chief Executive of Ranch, will serve as Chairman of the Board of the Company and Larry Lenig will continue as Seitel's CEO upon its emergence from bankruptcy.

In connection with the Plan filing, the Company and Ranch have filed a joint request to dismiss the previously filed involuntary bankruptcy petitions, and as a result of the voluntary filings made today, Seitel and 30 of its U. S. based subsidiaries have become debtors-in-possession under Chapter 11 of the Bankruptcy Code. As debtors-in-possession, the Company and these subsidiaries will continue to operate their business in the ordinary and normal course. As previously disclosed, the Company's Canadian subsidiaries are not debtors in the bankruptcy cases, and the Plan does not impact any operations or creditors of Seitel's Canadian subsidiaries.

The Company also announced that it has entered into an agreement with Wells Fargo Foothill, Inc. providing for the borrowing availability of up to $20 million in debtor-in-possession financing during the pendency of the Chapter 11 cases, subject to the terms and conditions of such credit facility. A motion to approve such financing has been filed with the Bankruptcy Court and a hearing on such motion is expected to be held next week. The Company presently has more than $26 million of cash on hand.

The Plan filed today generally provides, in summary, for the following treatment of claims against and equity interests in the debtors:

(i)    Secured Debt - payment in full on agreed terms or the reinstatement on existing terms of all secured debt;

(ii)    Customer Data Licenses - the assumption and reaffirmation of obligations under previously issued data license agreements with its customers;

(iii)    Unsecured Creditors of Principal Operating Entities - payment in full in cash of all allowed claims, other than the Note claims, provided that such claims do not exceed $1.5 million and further provided that no creditor will be entitled to receive more than 100% of such creditor's claim. The Plan provides that Berkshire will not participate in the first $1.5 million of cash distributions to this class. Through this procedure, the Plan maximizes the recoveries to other claim holders in this class and is intended to reduce administrative expenses and expedite the Company's emergence from Chapter 11. Including the first $1.5 million distribution outlined above, the total distribution to all claim holders, including Berkshire, in this class will equal 71% of all allowed unsecured claims which are owing or are guaranteed by entities that conduct Seitel's principal operations. After the first $1.5 million is distributed (or after all creditors in this class, other than Berkshire have been paid in full), all remaining payments to this class shall be distributed prorata to all remaining creditors in the class, including Berkshire. Based on the Company's present estimate of claims in this class, it is anticipated that all holders of allowed unsecured claims in this class, other than Berkshire, will receive cash equal or approximately equal to 100% of their allowed unsecured claim. If actual allowed claims in this class were to significantly exceed present estimates, the percentage recovery will be reduced, but in no event will recoveries by this class, in total, be less than 71%;

(iv)    Unsecured Claims of Entities Not Conducting Operations or Which Have No Substantial Assets - payment of cash equal to 25% of allowed unsecured claims which are owing or are guaranteed by entities not presently conducting operations or which have no substantial assets. The Company believes that only a few creditors will belong to this class. If a claim in this class also is eligible to be asserted and is an allowed claim in the class of creditors described in (iii) above, any payments made with respect such claim will be deducted from the payments otherwise due to such claim pursuant to item (iii) above; and

(v)    Seitel Shareholders - subject to the confirmation of the Plan on or before November 18, 2003, the affirmative vote of Seitel shareholders, and any reserve established or payment made in respect of estimated or allowed claims relating to securities litigation, the distribution of approximately $10.15 million in cash (equivalent to $.40 per share) to the holders of Seitel common stock in cancellation of such stock. Although, the Company believes that presently existing securities litigation should not result in any payment or in the establishment of a reserve under the Plan, there can be no assurance that such claims will not be made or allowed. In such event, the distribution to Seitel shareholders would be reduced. If shareholders were to vote to reject the Plan and the Plan nevertheless is confirmed by the Bankruptcy Court, the existing common stock will be cancelled and no distribution will be made to existing Seitel shareholders. In all events, if the Plan is confirmed and consummated, all presently existing Seitel common stock will be cancelled upon the effective date of the Plan.

The foregoing descriptions of the treatments and recoveries under the Plan are only a summary, and any discrepancy between such descriptions and the Plan are controlled exclusively by the Plan.

The Company estimates that, in the aggregate, all allowed unsecured claims in classes (iii) and (iv) above total approximately $265 million, including the Notes and related accrued and unpaid interest. It is estimated that Berkshire controls more than 95% of all claims in these classes. As noted above, pursuant to the Plan, Seitel's existing common stock will be canceled, and upon consummation of the Plan, 100% of the new common stock of the reorganized Company will be issued to Berkshire.

The Company expects to file a disclosure statement related to the Plan with the Delaware Bankruptcy Court within the next week and to seek approval to mail such disclosure statement following Bankruptcy Court approval and, thereafter, to begin soliciting votes on the Plan as soon as possible. Such formal solicitation of creditors and shareholders will commence only after the Bankruptcy Court approves the disclosure statement.

Consummation of the Plan is subject to a number of conditions, including confirmation by the Bankruptcy Court not later than November 18, 2003 and there can be no assurance that the Plan will be confirmed or consummated.

Seitel markets its proprietary seismic information to more than 400 petroleum companies, licensing data from its library and creating new seismic surveys under multi-client projects.

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities, the most important of which is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.

Ranch Capital L.L.C. is a San Diego based investment firm formed in October 2002 by Lawrence S. Hershfield and Randall L. Jensen. Mr. Hershfield previously worked with Berkshire when he was employed by Leucadia National Corporation and ran Finova Group on behalf of Berkadia LLC, a joint venture of Berkshire and Leucadia.

Information Regarding Forward Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements contained in this release about Seitel's future outlook, prospects and plans, including those that express belief, expectation, estimates or intentions, as well as those that are not statements of historical fact, are forward looking. The words "proposed", "anticipates", "anticipated", "will", "would", "should", "estimates" and similar expressions are intended to identify forward-looking statements. Forward looking statements represent Seitel's reasonable belief and are based on Seitel's current expectations and assumptions with respect to future events. While Seitel believes its expectations and assumptions are reasonable, they involve risks and uncertainties beyond Seitel's control that could cause the actual results or outcome to differ materially from the expected results or outcome. Such factors include the ability of the Company to continue as a going concern; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the impact of litigation on the Company and in any distribution to creditors or equity holders of the Company; the delay or inability of the Company to complete and/or consummate its proposed plan of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's Chapter 11 case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations and other risks associated with operating a business in Chapter 11; any significant change in the oil and gas industry or the economy generally; changes in the exploration budgets of the Company's seismic data and related services customers; actual customer demand for the Company's seismic data and related services; the timing and extent of changes in commodity prices for natural gas; crude oil and condensate and natural gas liquids and conditions in the capital markets and equity markets during the periods covered by the forward looking statements; the effect on our reported operating results and stock price as a result of the Company's restatement of financial statements; the results or settlement of litigation regarding the Company or its assets; the Company's non-compliance with its debt covenants; adverse actions which may be taken by the Company's creditors; the level of the Company's cash generated from operations; the Company's ability to obtain alternative debt or equity financing on satisfactory terms if internally generated funds are insufficient to fund its capital needs and the lack of any strategic disposition, acquisition or joint venture involving the Company's businesses and assets; and other risks and uncertainties identified from time to time in the Company's reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, copies of which may be obtained form the Company without charge. These forward-looking statements speak only as of the date hereof and Seitel disclaims any duty to update these statements other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. As a result, no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

###